Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Inotiv, Inc. of our report dated December 21, 2021, relating to the consolidated financial statements of Inotiv, Inc. appearing in the Annual Report on Form 10-K of Inotiv, Inc. for the year ended September 30, 2021.

We also consent to the reference to our firm under the heading “Experts.”

/s/ RSM US, LLP

Indianapolis, Indiana

December 23, 2021